UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2025

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd.

5th Floor

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

310-553-8871

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 17, 2025, Houlihan Lokey, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following proposals, each of which is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy”), which was filed with the U.S. Securities and Exchange Commission on July 25, 2025: (1) to elect three Class I directors to the Company’s board of directors, each to serve until the Company’s 2028 annual meeting of stockholders, and until a successor has been duly elected and qualified; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy; and (3) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. Following is the final tabulation of votes cast at the meeting:

Proposal 1: Election of Class I Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott L. Beiser	190,098,660	19,652,037	2,100,021
Todd J. Carter	190,572,180	19,178,517	2,100,021
Paul A. Zuber	184,094,657	25,656,040	2,100,021

Proposal 2: Approval of Non-Binding, Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
201,286,055	8,431,930	32,712	2,100,021

Proposal 3: Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
210,493,516	1,332,861	24,341	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2025	Houlihan Lokey, Inc.

	By:	/s/ Christopher M. Crain
Name: Christopher M. Crain
Position: General Counsel and Secretary